                                                                    Exhibit 10.4

                               J.A. YOUNG & CO.

                  MASTER AGREEMENT FOR PROFESSIONAL SERVICES

This Agreement is made effective this 13/th/ day of August, 1999, by and between
                                      ------        ------
NMMC, Inc. d/b/a/ New Mortgage Millenium Corp./Loraca International, Inc.
-------------------------------------------------------------------------
(CLIENT) and J.A. Young & Co. (JAYCO).

ARTICLE 1 - WORK TO BE PERFORMED

During the term of this Agreement, and subject to the conditions herein set forth, CLIENT may call upon JAYCO to perform specific professional services.
In each instance a separate Statement of Work (SOW) will be prepared, each being separately subject to the terms and conditions of this Agreement. Said SOW will define (1) Scope of Work to be performed ("Work"), (2) Proposed Schedule of Work and (3) Estimated Cost of Work. Such document will be mutually agreed upon by CLIENT and JAYCO, subject to the terms and conditions of this Agreement, and will be executed by an authorized representative of each party.

CLIENT agrees to provide work space, computer machine time, security arrangements, modem and telephone connections, and existing office productivity software and materials necessary in conjunction with the fulfillment of the projects defined in each separate SOW, as defined above.

Any terms or conditions of any purchase or work order submitted hereunder which is contrary to the terms of this Agreement shall be void and of no force and effect.

ARTICLE 2 - COMPENSATION

2.1 Time and Expense: As full compensation for performance of the Work, CLIENT shall pay JAYCO a fee on a time and expense basis in accordance with the hourly labor rates, charges and payment provisions set forth in each separate SOW. Said hourly labor rates for JAYCO staff are based on the skill level and background required to perform the proposed Work. Any overtime authorized by CLIENT will be invoiced at the same hourly rate as regular time. Reasonable expenses, if agreed to, will be included. Invoices will include a summary of actual hours worked by JAYCO's employees engaged directly on the project and the pertinent billing rate. Direct non-salary expenses such as subcontractors, materials, travel expenses and other project costs and expenses will be itemized separately on each invoice for each separate portion of the work.

2.2 Fixed Fee/Lump Sum: As full compensation for performance of the Work, CLIENT shall pay JAYCO a fixed fee as set forth in each separate document defining the professional Work to be performed. The fixed fee defined in the SOW will cover only the specific tasks, expenses, and deliverables specified in the Scope of Work. Tasks, expenses, and deliverables specified by the CLIENT that are not included in the Statement of Work will be provided on a time and expense basis. Invoices will be based on JAYCO's percentage of completion in accordance with milestones set forth in the SOW for the fixed-fee project defined in the SOW including an estimation of the percentage of actual hours worked by JAYCO's employees engaged directly on the project and the pertinent billing rate. Direct non-salary expenses such as subcontractors, materials, travel expenses and other project costs and expenses will be itemized separately on each invoice for each separate SOW.

2.3 Taxes: Any taxes or fees, enacted by local, state or federal government subsequent to the date of this contract, and based on gross receipts or revenues will be added to amounts due under this contract, in accordance with any such fees or taxes.

2.4 Payment: Invoices will be submitted monthly and shall be due and payable within ten (10) days of receipt. Remittance will be mailed to JAYCO at the address noted on such invoices or as JAYCO may otherwise advise.

2.5 Disputed Amounts: CLIENT may withhold payment of any JAYCO invoice (or part thereof) that it in good faith disputes are due or owing by providing JAYCO a written explanation of the basis of the disputed amounts. CLIENT shall, by the applicable due date, pay any amounts then due that are not disputed. The parties shall diligently pursue an expedited resolution of the dispute. If the dispute is not settled within 60 days, then within ten (10) days after JAYCO's request or such later date upon which any such amount may become due, CLIENT shall deposit any disputed amount into an interest-bearing escrow account in a nationally recognized financial institution reasonably acceptable to JAYCO and shall furnish evidence of such deposit to JAYCO. Upon the resolution of any disputes as to which CLIENT has deposited funds into escrow, the funds paid into the escrow account in respect of such dispute, together with any interest earned thereon and any expenses of opening and maintaining the escrow account shall be allocated between the Parties in accordance with the resolution of the dispute.

ARTICLE 3 - INDEPENDENT CONTRACTOR STATUS/LEGAL RELATIONSHIP

The parties intend that JAYCO, in performing Work specified in this Agreement, shall act as an independent contractor and shall have control of its work and the manner in which it is performed. JAYCO is not authorized to make any contract, agreement, warranty or representation on behalf of CLIENT.

JAYCO shall be solely responsible for wages, salaries and other amounts due its employees or subcontractors under this Agreement and shall be responsible for all reports and obligations respecting its employees concerning social security, income tax, unemployment insurance, worker's compensation, and similar matters. Unless specifically agreed to otherwise, in writing, JAYCO agrees not to use any work product prepared on behalf of CLIENT for any other individual or entity.

ARTICLE 4 - PROFESSIONAL RESPONSIBILITY

JAYCO shall perform Work consistent with the skill and care ordinarily exercised by other professional consultants under similar circumstances at the time Work is performed, subject to any limitations established by CLIENT as to degree of care, time or expense to be incurred or other limitations of this Agreement. No other representation, warranty or guaranty, express or implied, is included in or intended by JAYCO's Work, proposals, agreements or reports.

ARTICLE 5 - LIMITATION OF LIABILITY

Each party, its officers, directors, shareholders, employees, agents, and representatives, agrees to limit the liability of the other, for all claims or legal proceedings of any type arising out of or relating to the performance of Work under this Agreement (including but not limited to JAYCO's breach of the Agreement, its professional negligence, errors and omissions and other acts) to the amounts paid under the particular Scope of Work in the course of which the injury arose. Neither party shall be liable for any indirect, special or consequential loss or damages arising from this Agreement.

ARTICLE 6 - INDEMNIFICATION

Subject to the limitation of liability above, each party agrees to indemnify, defend and hold harmless the other from any claim, suit, liability, damage, injury, cost or expense, including attorneys fees, (hereafter collectively called "Loss") arising out of such party's a) breach of this Agreement or b) willful misconduct or negligence in connection with the performance of this Agreement.

ARTICLE 7 - CONFIDENTIALITY

At the request of CLIENT, JAYCO has agreed to execute a separate Confidentiality Agreement.

ARTICLE 8 - TERM OF AGREEMENT; TERMINATION

This Agreement will be for an initial term commencing on the date hereof, and ending at the end of the calendar year in which the Agreement was fully executed, and will thereafter automatically renew for successive periods of one
(1) year each, unless terminated by either party by not less than thirty (30) days prior written notice to the other party. In the event of termination by the CLIENT prior to completion of the SOW, CLIENT agrees to pay for all costs for services performed up to the date of termination.

The obligations of the parties to indemnify and the limitations on liability set forth in this Agreement shall survive the expiration or termination of this Agreement.

ARTICLE 9 - TIME OF PERFORMANCE/FORCE MAJEURE

JAYCO shall not be in default of performance under this Agreement where such performance is prevented, suspended or delayed by any cause beyond JAYCO's control.

Neither party will hold the other responsible for damages for delays in performance caused by acts of God or other events beyond the control of the other party and which could not have been reasonably foreseen or prevented. If such events occur, it is agreed that both parties will use their best efforts to overcome all difficulties arising and to resume as soon as reasonably possible performance of Work under this Agreement. Delays within the scope of this provision will extend the contract completion date for specified Work commensurately.

ARTICLE 10 - NO THIRD PARTY BENEFICIARIES

There are no third party beneficiaries of this Agreement, and no third party shall be entitled to rely upon any work performed or reports prepared by JAYCO hereunder for any purpose whatsoever.

ARTICLE 11 - DESIGNS AND DISCOVERIES

In the course of providing Work to CLIENT, JAYCO may utilize or develop designs, ideas, discoveries, inventions, or improvements of these (collectively "Ideas"), made by the JAYCO Parties. CLIENT agrees that JAYCO's utilization or development of such Ideas does not grant CLIENT any right in the form of ownership or license to such Ideas. All Ideas utilized or developed by JAYCO while providing CLIENT Work shall be deemed to be property of JAYCO. Notwithstanding the foregoing all work product prepared by JAYCO on behalf of CLIENT shall belong exclusively to CLIENT.

ARTICLE 12 - LAWS AND REGULATIONS

Both parties will be entitled to regard all applicable laws, rules, regulations and orders issued by any federal, state, regional or local regulatory body as valid and may act in accordance therewith until such time as the same may be modified or superseded by such regulatory body or invalidated by final judgment in a court of competent jurisdiction, unless prior to such final judicial determination, the effectiveness of such law, rule or regulation has been stayed by an appropriate judicial or administrative body having jurisdiction.

ARTICLE 13 - ATTORNEYS' FEES AND COSTS

The prevailing party in any action to enforce or interpret provisions of this Agreement shall be entitled to recover all reasonable fees, costs and expenses, of enforcement or interpretation.

If JAYCO is requested to respond to any mandatory orders for the production of documents or witnesses on CLIENT's behalf regarding work performed by JAYCO, CLIENT agrees to pay all costs and expenses incurred by JAYCO not reimbursed by others in responding to such order, including attorneys fees, staff time at current billing rates and reproduction expenses.

ARTICLE 14 - GOVERNING LAW

This Agreement shall be subject to, interpreted and enforced according to the laws of the State of Oregon.

ARTICLE 15 - BREACH OF AGREEMENT

In the event either party perceives a breach of this Agreement by the other, said party shall immediately notify the other party of the breach and allow fifteen (15) days in which to remedy or to propose a plan to remedy the perceived default.

ARTICLE 16 - ARBITRATION

Any controversies or claims arising out of or relating to this Agreement, other than equitable claims, shall be fully and finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect (the "AAA Rules"), conducted by one arbitrator either mutually agreed upon by J.A. Young & Co. and CLIENT or chosen in accordance with the AAA Rules, except that the parties thereto shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure for the period of 90 days following the commencement of such arbitration and the arbitrator thereof shall resolve any dispute which arises in connection with such discovery. The prevailing party shall be entitled to costs, expenses and reasonable attorney's fees, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

ARTICLE 17 - SEVERABILITY

Any provision of this Agreement held in violation of any law will be deemed stricken, and all remaining provisions shall continue valid and binding upon the parties. The parties will attempt in good faith to replace any invalid or unenforceable provision(s) of this Agreement with provisions which are valid and enforceable and which come as close as possible to expressing the intention of the original provisions.

ARTICLE 18 - NON-WAIVER

A failure to exercise or waiver of any right(s) granted to a party under any clause of this Agreement shall not act to waive any other right(s) granted to such party under this Agreement, whether under the same or different clauses.

ARTICLE 19 - ASSIGNMENT

This Agreement may not be assigned without the express written consent of each party, which consent will not be unreasonably withheld.

ARTICLE 20 - NOTICES

All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or, if mailed, when mailed by United States certified or registered mail, or by Federal Express (or comparable overnight mail service), postage prepaid, or sent via facsimile to the other party at the address or facsimile number set forth below (or at such other address as shall be given in writing by either party to the other) with a copy to Client's attorney.

If to JAYCO:                                        If to CLIENT:
        J.A. Young & Co., Inc.                              NMMC, Inc. d/b/a/ New Mortgage Millenium Corp
        2800 Northup Way, Suite 120                         6 Centerpointe Dr., S.W., Suite 360
        Bellevue, WA 98004                                  Lake Oswego, OR 97035
        ATTN: Dr. James A. Young                            ATTN: Mr. Bernard A. Guy
              President/CEO                                       Chief Executive Officer
        fax:  425/576-1050                                  fax:  503/670-9033

                                                    with a copy to CLIENT's attorney:
                                                            Mr. Mark Lee
                                                            c/o Gray, Cary, Ware & Freidenrich, LLP
                                                            4365 Executive Drive, suite 1600
                                                            San Diego, CA 92121
                                                            fax:   858/677-1477

ARTICLE 21 - ENTIRE AGREEMENT

The obligations of the parties to indemnify and the limitations on liability set forth in this Agreement shall survive the expiration or termination of this Agreement. This Agreement, consisting of all documents attached hereto, together with each SOW executed between the parties, constitutes the entire agreement between the parties, and supersedes any and all prior written or oral agreements with respect to the subject matter hereof. No amendment hereto will be binding unless reduced to writing and signed by authorized representatives of each party.

The parties hereto have read this Agreement and accept all of its terms and conditions subject to those modifications, if any, which are typed or handwritten on the Agreement or attached and incorporated herein and which have been initialed by all contracting parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.



NMMC, Inc. d/b/a/ New Mortgage Millenium Corp./ J.A. YOUNG & CO., INC. (JAYCO) Loraca International, Inc. (CLIENT)


By_____________________________                 By____________________________
      James A. Young, Ph.D.                           Bernard A. Guy

Title President                                 Title Chief Executive Officer
     --------------------------                       -------------------------

Date     August 13, 1999                    Date
      -------------------------                  -------------------------

                                                                     Page 6 of 6